Exhibit 99.2

HAYMAKER ACQUISITION CORP. 4 PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. 203737 Haymaker Acquisition Corp. 4 Warrant Card_Rev4 Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online special meeting of warrantholders, you will need your 12 digit control number to vote electronically at the special meeting. To attend: https://www.cstproxy. com/haymakeracquisition4/whm2026 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2026. 2026 Warrantholder Proposal No. 1 — The Warrant Amendment Proposal — To consider and vote upon an amendment to the Warrant Agreement that governs all of Haymaker’s outstanding proxys to provide that, immediately prior to the Domestication Effective Time (as defined in the proxy statement/prospectus), each holder of a SPAC Public Warrant will receive, for each such SPAC Public Warrant, a cash payment of $1.00. Warrantholder Proposal No. 2 — The Warrantholder Adjournment Proposal — To allow Haymaker’s board of directors to adjourn the Warrantholders’ Meeting to a later date or dates to permit further solicitation of proxies. CONTROL NUMBER Signature______________________________ Signature, if held jointly__________________________________ Date_____________, 2026 Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS. Please mark your votes like this X FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

203737 Haymaker Acquisition Corp. 4 Warrant Card_Rev4 Back Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Warrantholders To view the Proxy Statement and to Attend the Meeting, please go to: https://www.cstproxy.com/haymakeracquisition4/whm2026 2026 NOTICE IS HEREBY GIVEN that a special meeting of the public proxyholders (the “Warrantholders’ Meeting”) of Haymaker Acquisition Corp. 4, a Cayman Islands exempted company (“Haymaker,” “SPAC,” “we,” “our,” or “us”), will be held in person on [•], 2026, at [•], Eastern Time, at the offices of DLA Piper LLP (US) at 1251 Avenue of the Americas, New York, New York 10020, or such other date, time, and place to which such meeting may be adjourned. We are planning for the Warrantholders’ Meeting to be held virtually pursuant to the procedures described in the accompanying proxy statement/prospectus, but the physical location of the meeting will remain at the location specified above for the purposes of The Companies Act (Revised) of the Cayman Islands and our Amended and Restated Memorandum and Articles of Association. At the Warrantholders’ Meeting, Haymaker warrantholders will be asked to consider and vote upon the following proposals on the reverse side: (Continued and to be marked, dated and signed, on the other side) HAYMAKER ACQUISITION CORP. 4 PROXY CARD THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF WARRANTHOLDERS TO BE HELD ON , 2026.